Exhibit 99.1

CORGENTECH CONTACT:

BRISTOL-MYERS SQUIBB CONTACTS:

Jennifer Cook Williams	Robert Hutchison	John Elicker
Investor Relations	Corporate Affairs/Media	Investor Relations
650-624-9600	609-252-3901	212-546-3775
investors@corgentech.com	robert.hutchison@bms.com	john.elicker@bms.com

CORGENTECH AND BRISTOL-MYERS SQUIBB ANNOUNCE RESULTS FROM EDIFOLIGIDE (E2F DECOY) PHASE 3 TRIAL FOR CORONARY ARTERY BYPASS GRAFT FAILURE

Corgentech to Host Webcast Conference Call Scheduled for 8:30 a.m. EST

SOUTH SAN FRANCISCO, CA. and PRINCETON, NJ.  March 30, 2005 — Corgentech Inc. (Nasdaq: CGTK), and Bristol-Myers Squibb Company (NYSE: BMY) today announced top-line results from PREVENT IV, a Phase 3 clinical trial evaluating the use of edifoligide (E2F Decoy), an investigational product, to prevent vein graft failure following coronary artery bypass graft (CABG) surgery.  Treatment with E2F Decoy failed to meet the trial’s primary and secondary endpoints.  E2F Decoy was generally well tolerated in the 3,014-patient trial.  Corgentech will host a webcast conference call today at 8:30 a.m. EST to review the clinical data announced today.

The complete data from the PREVENT IV trial will be presented in future scientific publications and presentations by the study’s clinical investigators.  Corgentech and Bristol-Myers Squibb have an agreement to jointly develop and commercialize Corgentech’s E2F Decoy.  Bristol-Myers Squibb has advised Corgentech that it will be terminating the collaboration consistent with the agreement.

“We will conclude our Phase 1 trial in AV grafts and do not plan to develop E2F Decoy further.  We are grateful to BMS for the support that they have provided to Corgentech and to this program and have enjoyed working closely with them on this collaboration,” said John McLaughlin, president and chief executive officer of Corgentech.  “We are fortunate to have a deep pipeline of products to choose from and have the ability to generate new product candidates very rapidly.  Corgentech’s NF-kappaB (NFĸB) Decoy, which was generated in just five months, will enter the clinic shortly for eczema, and we plan to select our next clinical candidate in the second half of this year.”

PREVENT IV Trial Design

This multi-center, placebo-controlled, double-blind, randomized Phase 3 study was conducted in collaboration with The Society of Thoracic Surgeons and the Duke Clinical Research Institute, an academic research organization.  The Phase 3 clinical trial involved 3,014 patients undergoing CABG surgery at over 100 centers, and its primary endpoint was the percent reduction in the incidence of graft failure between the E2F Decoy treated and placebo groups.  Graft failure was defined in the trial as blockage of the graft of 75 percent or greater as measured by quantitative coronary angiography at 12 months.  Safety was assessed by monitoring adverse events, post-operative complications and laboratory abnormalities.

About Corgentech

Corgentech is a biopharmaceutical company engaged in the discovery, development and commercialization of a new class of therapeutics called transcription factor decoys, or TF Decoys.  We are creating a pipeline of novel therapeutics based on our proprietary TF Decoy technology, focused initially on the treatment of inflammatory diseases and cancer.  For more information on the company and its technologies, visit www.corgentech.com.

About Bristol-Myers Squibb Company

Bristol-Myers Squibb is a global pharmaceutical and related health care products company whose mission is to extend and enhance human life.

Conference Call Details

Corgentech will conduct a webcast conference call with the investment community at 8:30 a.m. EST, today, March 30, 2005, to discuss the Phase 3 results.  The call will be available via live audio broadcast over the Internet on the Corgentech website at www.corgentech.com from the Investor Information page.  For those unable to participate via the Internet, a 24-hour replay will be available for seven days after the call by dialing (800) 642-1687 (international dial: (706) 645-9291) and giving the following pass code: 5202192.

Corgentech Forward-Looking Statements

This press release contains forward-looking statements, including without limitation all statements related to our clinical trials and progress with developing product candidates. Words such as “believes,” “anticipates,” “plans,” “expects,” “intend,” “will,” “slated,” “goal” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the development of TF Decoys, progress, timing and results of our clinical trials, intellectual property matters, difficulties or delays in obtaining regulatory approval, manufacturing our lead product candidate, competition from other pharmaceutical or biotechnology companies, our ability to obtain additional financing to support its operations and other risks detailed in relevant filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2004. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Corgentech undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

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